TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2012

EXPRESSED IN CANADIAN DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Tropic Spa Inc.:

We have audited the accompanying balance sheets of Tropic Spa Inc. (a Development Stage Enterprise) (the Company) as of August 31, 2012 and 2011, and the related statements of loss and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended August 31, 2012 and the cumulative period from September 17, 2007 (Inception) to August 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tropic Spa Inc. as of August 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three-year period ended August 31, 2012 and the cumulative period from September 17, 2007 (Inception) to August 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ De Visser Gray LLP
Vancouver Canada
April 11, 2013

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

BALANCE SHEETS

(EXPRESSED IN CANADIAN DOLLARS)

	August 31, 2012	August 31, 2011
ASSETS
Current assets:
Cash	$34,778	$181,603
Amounts receivable	7,972	58,707
Inventory	145,323	25,280
Prepaid expenses	3,200	—
Total current assets	191,273	265,590
Equipment, net (Note 4)	118,799	150,664
Intangible assets, net (Note 5)	5,223,054	5,596,129
Total assets	$5,533,126	$6,012,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note 6)	$51,475	$65,621
Unearned revenue	37,500	—
Total current liabilities	88,975	65,621

Stockholders’ equity (Note 9):
Common stock, $nil par value per share: unlimited shares authorized; 56,516,523 shares issued and outstanding as of August 31, 2012; 50,166,275 shares issued and outstanding as of August 31, 2011	7,932,201	7,474,701
Deficit accumulated during the development stage	(2,488,050)	(1,527,939)
Total stockholders’ equity	5,444,151	5,946,762
Total liabilities and stockholders’ equity	$5,533,126	$6,012,383

See accompanying notes to the financial statements

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(EXPRESSED IN CANADIAN DOLLARS)

	Cumulative	Year Ended August 31,
	since Inception	2012	2011	2010

Revenue:
Sales	$13,787	$12,887	$900	$—
Flyer distribution	12,500	12,500	—	—
Total revenue	26,287	25,387	900	—

Production costs:
Amortization – patent	1,119,225	373,075	373,075	373,075
Consulting fees – production	124,150	38,425	37,700	32,025
Depreciation	50,938	26,090	19,671	5,177
Materials and supplies	112,182	64,621	36,605	7,956
Prototype components	9,486	—	—	—
Total production costs	1,415,981	502,211	467,051	418,233
Gross loss	(1,389,694)	(476,824)	(466,151)	(418,233)

General and administration:
Bad debts	460	—	460	—
Consulting fees – management (Note 7)	535,900	226,200	72,900	147,000
Depreciation	14,438	5,775	5,775	2,888
Marketing	244,501	123,790	76,266	35,645
Office and miscellaneous (Note 7)	135,447	50,319	38,940	34,978
Professional fees	121,011	56,308	25,534	31,392
Rent	14,600	6,600	1,600	6,400
Travel and entertainment	31,999	14,295	10,218	7,486
Total general and administration	1,098,356	483,287	231,693	265,789
Loss before income taxes	(2,488,050)	(960,111)	(697,844)	(684,022)
Income taxes	—	—	—	—
Net loss and comprehensive loss	$(2,488,050)	$(960,111)	$(697,844)	$(684,022)

Net loss per share – basic and diluted (Note 2)		$(0.018)	$(0.015)	$(0.012)

Weighted-average number of shares outstanding		53,341,399	47,475,832	54,848,035

See accompanying notes to the financial statements

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

STATEMENTS OF CASH FLOWS

(EXPRESSED IN CANADIAN DOLLARS)

	Cumulative	Year Ended August 31,
	since Inception	2012	2011	2010
Cash Flows From Operating Activities
Net loss	$(2,488,050)	$(960,111)	$(697,844)	$(684,022)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization – patent	1,119,225	373,075	373,075	373,075
Depreciation	65,376	31,865	25,446	8,065
Changes in assets and liabilities:
Amounts receivable	(7,872)	50,735	(40,090)	(13,786)
Inventory	(145,323)	(120,043)	(25,280)	—
Prepaid expenses	(3,200)	(3,200)	—	8,143
Accounts payable and accrued liabilities	51,475	(14,146)	48,964	8,500
Unearned revenue	37,500	37,500	—	—
Net cash used in operating activities	(1,370,869)	(604,325)	(315,729)	(300,025)

Cash Flows From Investing Activities
Purchases of equipment, net	(184,175)	—	(103,533)	(80,642)
Net cash used in investing activities	(184,175)	—	(103,533)	(80,642)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	1,589,822	457,500	583,614	390,708
Net cash provided by financing activities	1,589,822	457,500	583,614	390,708

Increase (decrease) in cash during the year/period	34,778	(146,825)	164,352	10,041
Cash, beginning of year/period	—	181,603	17,251	7,210
Cash, end of year/period	$34,778	$34,778	$181,603	$17,251

Supplementary Information:

Shares issued for developing a Home Mist Tanning system and the application for and acquisition of a United States Patent – 2012 - $nil; 2011 - $nil and 2010 - $2,685,104.

The Company received bookkeeping and related services at no charge from Inception to August 31, 2011.

See accompanying notes to the financial statements

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

STATEMENTS OF STOCKHOLDERS’ EQUITY

(EXPRESSED IN CANADIAN DOLLARS)

Years Ended August 31, 2012 and 2011

	Common Stock
	Shares	Amount	Deficit accumulated during the development stage	Total stockholders’ equity
Balance at August 31, 2010	44,785,389	$6,891,087	$(830,095)	$6,060,992
Shares issued for cash	5,380,886	583,614	—	583,614
Net loss	—	—	(697,844)	(697,844)
Balance at August 31, 2011	50,166,275	7,474,701	(1,527,939)	5,946,762
Shares issued for cash	6,350,248	457,500	—	457,500
Net loss	—	—	(960,111)	(960,111)
Balance at August 31, 2012	56,516,523	$7,932,201	$(2,488,050)	$5,444,151

See accompanying notes to the financial statements

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

1. Company Overview, Basis of Presentation, and Summary of Significant Accounting Policies

Nature of Operations

Tropic Spa Inc. (the “Company”) was incorporated in Ontario, Canada on September 17, 2007 and is in the development stage.

The Company manufactures and sells Home Mist Tanning units that deliver a full-body application.

On November 19, 2007, the Company entered into Share Subscription Agreements (the “Agreements”) with MCM Consulting Ltd., Nandoor Enterprises Ltd., Sierra Tan Ltd., Sunshower Incorporated, Sunshower International Corporation and Tropic Spa Group Inc. (the “Originating Companies”). Pursuant to the terms of the Agreements, the Originating Companies subscribed for, in aggregate, 18,202,503 common shares of the Company valued at $3,657,175. This assigned value was the cost to the Originating Companies, as of that date, of developing a Home Mist Tanning system and the application for and acquisition of a United States Patent “Apparatus for Spray Application of a Sunless Tanning Product” (the “Patent”). The Agreements included a triggering event (a “Triggering Event”) which was defined to mean the occurrence of any of the following events:

●	Ninety days after the Company has been listed as a public company on a stock exchange;

●	Ninety days after the Company either purchases or is purchased by a company that is trading on a stock exchange; or

●	Notwithstanding the above, ninety days after the Company has notified the originating companies in writing that a Triggering Event has occurred.

The Originating Companies entered into agreements with their shareholders allowing the shareholders, upon the Triggering Event, to exchange their class A shares in the originating companies, by exercising the option under their common share exchange warrant, for common shares in the Company.

On April 9, 2009, the Board of Directors of the Company (the “Board”) resolved that the Triggering Event had occurred and approved and issued a Notification of Triggering Event to the shareholders of the Originating Companies. The decision to exercise the Triggering Event was driven by three factors:

●	the approval of the Patent;

●	delivery of the final production model on or before April 21, 2009; and

●	implementation of an aggressive marketing strategy.

After November 19, 2007, and subsequent to the execution of the Agreements, Tropic Spa Group Inc. (“TSGI”) incurred an additional $2,685,104 on the continued development of the Home Mist Tanning system and the application for and acquisition of the Patent. On March 11, 2013, the Company executed a second Share Subscription Agreement (the “Second Agreement”) with TSGI to cover the common shares of the Company issued to the shareholders of TSGI in respect of the additional costs incurred. Pursuant to the terms of the Second Agreement, TSGI subscribed for 26,034,520 common shares valued at $3,155,462 covering the period from November 20, 2007 to June 2010. Of these amounts, 3,880,745 common shares are for $470,358 received directly by the Company. The value assigned to the carrying value of the Patent, during the year ended August 31, 2010, was $2,685,104 ($3,155,462 less $470,358). The total value assigned to the carrying value of the Patent pursuant to the Agreements and the Second Agreement, collectively, was $6,342,279 (consisting of the $3,657,175 from the Agreements and the $2,685,104 from the Second Agreement).

The Company has patents pending which are in the process of being completed for Australia, Canada, China and the European Union.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

1. Company Overview, Basis of Presentation, and Summary of Significant Accounting Policies (cont’d)

As reflected in the accompanying financial statements, the Company is in the development stage, has a net loss of $2,488,050 (2011 - $1,527,939) since inception and has used cash in operations of $1,370,869 from inception. The Company has working capital of $102,298 (2011 - $199,969) and stockholders’ equity of $5,444,151 (2011 - $5,946,762). This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, including those related to equipment, fair values of intangible assets, and useful lives of intangible assets and the likelihood of realization of its deferred tax assets. The Company bases its estimates on assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Concentration of Risk

The financial instrument which potentially subjects the Company to a concentration of credit risk is cash. The Company places its cash in an account with a high credit quality financial institution.

Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies. There have been no material changes to the Company’s significant accounting policies that are disclosed in its financial statements and notes thereto during 2012.

Inventory

Inventory is stated at the lower of cost, computed using the first-in, first-out method, or market. If the cost of inventory exceeds its market value, a provision is made currently for the difference between the cost and market value. The Company’s inventory consists of finished goods, components and supplies.

Equipment, Net

Equipment is stated at cost, net of accumulated depreciation. Equipment is depreciated over the estimated useful life of the asset. Mould equipment is depreciated at 20% on a declining-balance basis. The website is depreciated on a straight-line basis over five years. One-half of these rates are used in the year of acquisition. Replacements and major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of assets disposed of and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

1. Company Overview, Basis of Presentation, and Summary of Significant Accounting Policies (cont’d)

Intangible Assets

The Patent is recorded at the value attributed to the shares issued to the Originating Companies less accumulated amortization. The Patent was issued on September 29, 2009 and is effective until September 29, 2026. Upon expiration, the Patent can be extended subject to certain changes required to secure the extension. Although the effects of obsolescence, demand, competition and other economic factors (such as stability of the industry, technological advances and legislative action that results in an uncertain or changing regulatory environment) can have an adverse effect on the industry and the Company’s product, management is not currently aware of any known adverse factors that will affect the Company in the future.

The Company does not believe that there are any limits to how long its Home Mist Tanning units can sell in the market place. While it expects to be able to secure an extension to the Patent in 2026, this cannot be predicted with certainty at this time. Accordingly, management has determined that the best estimate of the useful life of the Patent is 17 years. At this time, the Company does not believe that the Patent will have a residual value at the end of its useful life. Definite-lived intangible assets are required to be amortized using a method that reflects the pattern in which the economic benefits of the patents are consumed or utilized. At this time, management is not able to determine with any amount of certainty the number of Home Mist Tanning units that will be sold over the useful life of the Patent. Accordingly, the Patent is being amortized on a straight-line basis over the period of its useful life.

As of August 31, 2012, there were no know indicators that the Patent was impaired.

Leases

The Company currently rents premises pursuant to an operating lease.

Impairment of Long-Lived Assets

Long-lived assets, including equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be evaluated. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value.

Sales, Other Revenue and Deferred Revenue

The Company sells Home Mist Tanning units and related supplies primarily on line via its website. The Company recognizes revenue when the units and supplies have been shipped to the customer, the amount to be paid by the customer is fixed or determinable and collectability is reasonably assured. Revenue is recorded net of applicable sales taxes.

In February 2012, the Company entered into an agreement with a fitness company to insert into every Home Mist Tanning unit package shipped in Canada a brochure advertising their store locations in Canada along with other related information about their fitness stores. Pursuant to this two-year agreement, commencing March 1, 2012 and ending February 28, 2014, the Company will receive $50,000 for this service. Revenue is being recognized on a straight-line basis over the term of the agreement.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

1. Company Overview, Basis of Presentation, and Summary of Significant Accounting Policies (cont’d)

Warranty

The Company is committed to supplying products of superior quality and design. Because of this commitment, it provides a limited one year warranty effective from the date of purchase. The Company warranties its Home Mist Tanning units to be free of defects. If a unit stops operating due to defects in materials or workmanship, the Company either repairs or replaces it for free.

Production Costs

Production costs consist of production consulting fees, equipment depreciation, materials and supplies.

Advertising Costs

The Company charges all advertising and marketing costs to expense in the period incurred.

Income Taxes

Deferred income tax is accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At this time, The Company is not able to project future taxable income over the periods in which the deferred tax assets are deductible and, accordingly, management is not able to determine if it is more likely than not that the Company will realize the benefits of these deductible differences.

Derivative Financial Instruments

The Company does not have any derivative financial assets or liabilities.

Fair Value of Financial Instruments

Fair values of cash and accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items. Amounts receivable consists primarily of Harmonized Sales Tax (“HST”) receivable from the Government of Canada. HST is not a financial instrument.

Foreign Currency

The Company’s functional currency is the Canadian dollar. These financial statements are presented in Canadian dollars. All transactions of the Company are currently in Canadian dollars.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

2. Loss Per Share

The following table sets forth the computation of loss per share:

	Year Ended August 31,
	2012	2011	2010
Net loss per share:
Net loss	$(960,111)	$(697,844)	$(684,022)
Weighted-average shares outstanding:
Common stock	56,516,523	50,166,275	44,785,389
Number of shares used in per share computations	53,341,399	47,475,832	54,848,035
Loss per share	$(0.018)	$(0.015)	$(0.012)

3. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity, which require management judgment or estimation.

The Company measures its financial instruments at fair value.

The carrying value of cash deposits is a reasonable estimate of its fair value due to the short maturity of the financial instrument.

The Company does not have assets and liabilities that are measured at fair value on a recurring basis.

4. Equipment, Net

Equipment, at cost, consisted of:

	August 31, 2012	August 31, 2011
Mould Equipment	$155,300	$155,300
Website	28,875	28,875
Equipment at cost	184,175	184,175
Accumulated depreciation	(65,376)	(33,511)
Equipment, net	$118,799	$150,664

Depreciation was $31,865, $25,446 and $8,065 for the years ended August 31, 2012, 2011 and 2010, respectively.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

5. Intangible Assets

The following tables provide information regarding the Patent:

	August 31, 2012
	Gross carrying amount	Accumulated amortization	Net carrying amount
United States Patent	$6,342,279	$(1,119,225)	$5,223,054

	August 31, 2011
	Gross carrying amount	Accumulated amortization	Net carrying amount
United States Patent	$6,342,279	$(746,150)	$5,596,129

Also see Note 1 Company Overview, Basis of Presentation, and Summary of Significant Accounting Policies.

As of August 31, 2012, amortization expense on intangible assets for the next five years was expected to be as follows:

Amount
Year ending:
2013	$373,075
2014	373,075
2015	373,075
2016	373,075
2017	373,075
Thereafter	3,357,679
Total	$5,223,054

6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of:

	August 31, 2012	August 31, 2011
Trade payables	$20,225	$34,536
Vendor accruals	31,250	31,085
Accounts payable and accrued liabilities	$51,475	$65,621

7. Related Party Transactions

Consulting fees paid to the President of the Company were $73,200, $24,600 and $53,400 for the years ended August 31, 2012, 2011 and 2010, respectively.

Fees for office services paid to the wife of the President of the Company were $25,700, $19,700 and $22,200 for the years ended August 31, 2012, 2011 and 2010, respectively.

Also see Note 12 Accounting Pronouncements.

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

7. Related Party Transactions (cont’d)

All transactions with related parties occurred in the normal course of business and were measured at the exchange amount, which was the amount of consideration agreed upon between management and the related parties.

8. Commitments

On January 10, 2013, the Company renewed its premises lease dated November 11, 2011 for one additional year from February 1, 2013 to January 31, 2014 for a rental of $13,200 per year plus HST.

The Company had an agreement to pay a fee of $1,500 per month plus applicable taxes for accounting, bookkeeping and all related services for the period September 1, 2011 to August 31, 2012. This agreement has been extended for another year until August 31, 2013.

9. Stockholders’ Equity

At August 31, 2012 and 2011, the Company had 56,516,523 and 50,166,275 common shares legally issued and outstanding, respectively.

The Company is authorized to issue an unlimited number of common shares and an unlimited number of class A shares.

●	Common Shares – the common shareholders are entitled to:

●	vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote;

●	to receive the remaining property of the Company upon dissolution; and

●	subject to the rights and privileges attaching to class A shares, to receive dividends as and when declared by the Board.

●	Class A Shares – the holders of the class A shares are entitled:

●	in priority to the holders of common shares and from the funds declared for the payment of dividends, to receive a maximum annual, preferential and non-cumulative dividend, the date and terms of payment of such dividends to be determined by the Board; and

●	upon dissolution of the Company, to repayment of the amount paid for such share (plus any declared and unpaid dividends) in priority to the common shares, but not to participate any further in profits or assets of the Company.

The holders of class A shares are not entitled to vote at meetings of the shareholders except as otherwise specifically provided for by the terms of the Ontario Business Corporations Act (the “Act”).

●	Dividends – the Board may declare and the Company may pay dividends to the shareholders according to their respective rights and interests in the Company. Dividends may be paid by issuing fully paid shares of the Company or options or rights to acquire fully paid shares of the Company or, subject to provisions of the Act, may be paid in money or property.

The right to transfer shares of the Company is subject to the terms of a Share Certificate Agreement and is also restricted in that no shareholder is entitled to transfer any shares of the Company without the approval of:

●	the directors of the Company expressed by resolution passed by the votes cast by a majority of the directors of the Company at a meeting of the Board or signed by all of the directors of the Company; or

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

9. Stockholders’ Equity (cont’d)

●	the shareholders of the Company expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

The Board may, from time-to-time, allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Company at such time and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid.

On October 2, 2007, the Board and shareholders of the Company resolved that the following common shares be authorized to be issued as directed by the President of the Company:

●	6,797,497 common shares for management bonuses; and

●	75,000,000 common shares for financing and management

The balance, if any, of the shares authorized for financing are to be divided equally between the President, Gerry Racicot and James Mancel. On July 30, 2009, it was resolved that James Mancel was no longer entitled to receive any shares and those shares may be issued to other parties at the discretion of the Board.

Common Stock Issuances

During the year ended August 31, 2012, the Company issued 6,350,248 common shares for proceeds of $457,500.

During the year ended August 31, 2011, the Company issued 5,380,886 common shares for proceeds of $583,614.

10. Taxes

Income tax expense differs from the amounts computed by applying the combined Canadian federal and provincial income tax rate to the net loss before income taxes as follows:

	Year Ended August 31,
	2012	2011	2010
Net loss before income taxes	$(960,111)	$(697,844)	$(684,022)
Tax rate	25.50%	27.17%	29.00%
Calculated income tax recovery	(244,828)	(189,581)	(198,366)
Adjustment for deductible and non-deductible amounts	103,260	108,265	110,530
Unrecognized benefit of non-capital losses	141,568	81,316	87,836
Income tax recovery	$—	$—	$—

TROPIC SPA INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

Deferred Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Significant components of the Company’s deferred tax assets are as follows:

10. Taxes (cont’d)

	August 31, 2012	August 31, 2011
Deferred tax assets:
Net operating loss carryforwards	$326,000	$187,000
Temporary deductible differences (net)	—	—
	326,000	187,000
Valuation allowance	(326,000)	(187,000)
Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. A valuation allowance was established based upon management’s inability to determine whether sufficient future profits will be generated.

The Company has approximately $1,303,000 of federal net operating loss carryforwards expiring from 2029 to 2032.

11. Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect its future operating results and cause actual results to vary materially from expectations include, but are not limited to: current economic conditions, uncertainty in the potential markets for its Home Mist Tanning units, increasing competition, and dependence on its existing management and key personnel.

12. Accounting Pronouncements

There are no recently adopted accounting pronouncements or recent accounting pronouncements not yet adopted that will have a material impact on the Company’s financial statements.

13. Subsequent Events

On November 15, 2012, the Company issued 29,000,000 common shares valued at $14,500 in respect of management services rendered by the President of the Company and Ron Bellamy.

On April 11, 2013, the Company completed an amalgamation with 1893211 Ontario Inc., its wholly-owned subsidiary.